Exhibit 4.1

                             2004 STOCK OPTION PLAN

                                   ARTICLE I
                            ESTABLISHMENT AND PURPOSE

     1.1 Establishment. Navidec, Inc., a Colorado corporation (the "Company"), hereby establishes a stock option plan for key employees, consultants and members of the Board of Directors of the Company or of a subsidiary of the Company, providing material services to the Company, which shall be known as the NAVIDEC 2004 STOCK OPTION PLAN (the "Plan"). The Company shall enter into Option agreements with Optionees pursuant to the Plan. This Plan ratifies and approves options issued on and after June 1, 2003 (the "Effective Date"). Any Options issued by the Company on or after the Effective Date and not covered by any other option plan of the Company shall be deemed issued under and pursuant to this Plan and shall be governed by all of its terms and conditions.

     1.2 Purpose. The purpose of the Plan is to enhance shareholder value by attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of any subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     All current and former employees, consultants and members of the Board of Directors of the Company (the "Board"), and of any subsidiary of the Company, are eligible to participate in the Plan and receive Options under the Plan. Optionees under the Plan shall be selected by the Board, in its sole discretion, from among those current and former employees, consultants and members of the Board of the Company, and of any subsidiary of the Company, who, in the opinion of the Board, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success.

                                  ARTICLE III
                                 ADMINISTRATION

     3.1 Administration. The Board shall be responsible for administering the Plan.

          (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

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          (b) At the discretion of the Board the Plan may be administered by a
Committee of two or more non-employee Directors appointed by the Board (the "Committee"). The members of the Committee may be Directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolutions to provide for the creation and issuance of any Option, to fix the terms upon which and the time or times at or within which, and the price or prices at which any shares may be purchased from the Company upon the exercise of an Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing an Option, and shall be consistent with the provisions of the Plan.

          (c) Where a Committee has been created by the Board pursuant to this
Article III, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

          (d) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                   ARTICLE IV
                            STOCK SUBJECT TO THE PLAN

     4.1 Number. The total number of shares of common stock of the Company (the "Stock") hereby made available and reserved for issuance under the Plan upon exercise of Options shall be 3,000,000 shares. The aggregate number of shares of Stock available under the Plan shall be subject to adjustment as provided in
Section 4.3.

     4.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, or if an "immaculate cashless exercise" (as described in Section 5.4) results in the issuance of a reduced number of shares in satisfaction of an option grant, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 4.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

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                                   ARTICLE V
                             TERMS OF STOCK OPTIONS

     5.1 Grant of Options. Subject to Section 4.1, Options may be granted to current and former employees, consultants and members of the Board of the Company and of any subsidiary of the Company at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such current and former employees, consultants and members of the Board, their present and potential contributions to the Company and such other factors as the Board in its discretion shall deem relevant.

     5.2 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an option agreement (the "Option Agreement") that specifies: the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability restrictions which the Board may impose; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

          (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

               (i) Term. The duration of the Option shall be for ten years from the date of grant.

               (ii) Exercise of Option. If an Option is subject to a vesting schedule, (A) an Option held by an Optionee who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Option Agreement notwithstanding the termination of the Optionee's employment with the Company, provided that prior to the exercise of the Option such Optionee does not after such retirement become employed on a full-time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Option held by a non-employee Director of the Company who retires from the Board after completing at least five years of service to the Company shall become fully vested.

               (iii) Termination. Each Option granted pursuant to the Plan shall expire on the earliest to occur of:

                    (A) The date set forth in such Option, not to exceed ten years from the date of grant;

                    (B) The third anniversary of the completion of the merger or sale of substantially all of the Stock or assets of the Company with or to another company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of a reverse triangular merger and the Company's shareholders immediately prior to the merger own less than 50% of the value of the Company's stock immediately after the merger); or

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                    (C) The termination of the employment of an Optionee for
          cause by the Company.

               (iv) Acceleration. An Option shall become fully vested and exercisable irrespective of its other provisions (A) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of a reverse triangular merger and the Company's shareholders immediately prior to the merger own less than 50% of the value of the Company's stock immediately after the merger);
          (B) upon termination of the Optionee's employment with the Company or a subsidiary thereof because of death, disability or normal retirement upon reaching the age of sixty-five; or (C) in the event that the Optionee is a non-employee member of the Company's Board of Directors, upon retirement from the Company's Board of Directors after reaching the age of seventy.

               (v) Transferability. In addition to the Optionee, the Option may be exercised, to the extent exercisable by the Optionee, by the person or persons to whom the Optionee's rights under the Option pass by will or the laws of descent and distribution, by the spouse or the descendants of the Optionee or by trusts for such persons, to whom or which the Optionee may have transferred the Option, or by legal representative of any of the foregoing. Any such transfer shall be made only in compliance with the Securities Act of 1933, as amended, and the requirements therefor as set forth by the Company.

          (b) The Board shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

          (c) All Option Agreements shall incorporate the provisions of the Plan by reference.

     5.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the fair market value of Stock on the date the Option is granted, as determined by the Board. The Option exercise price shall be subject to adjustment as provided in Section 4.3 above.

     5.4 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) in Stock, or (iii) by the surrender of Option rights granted hereunder valued at the difference between the Option exercise price plus income taxes to be withheld, if any, and the fair market value of the common stock (referred to as "immaculate cashless exercise"), or, if acceptable to the Board, in some other form.

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     5.5 Repricing. An outstanding Option may be repriced after the grant thereof to provide for a lower Option exercise price, whether through adjustment or amendment to the Option exercise price, issuance of an amended Option, cancellation of the Option and issuance of a replacement Option, or by any other means with substantially the same economic effect, with approval of the Board.

                                   ARTICLE VI
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                      CERTIFICATES, SHAREHOLDER PRIVILEGES

     6.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares of Stock acquired pursuant to the Option must accompany the written notice.

     6.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

     6.3 Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under the Option Agreement shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                  ARTICLE VII
                               RIGHTS OF OPTIONEES

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or a subsidiary corporation to terminate any employee's or consultant's employment at any time, nor confer upon any employee or consultant any right to continue in the employ of the Company or a subsidiary corporation.

                                  ARTICLE VIII
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN

     The Board may at any time terminate and from time to time may amend or modify the Plan. Any amendment or modification of the Plan by the Board may be accomplished without approval of the shareholders of the Company, unless shareholder approval of such amendment or modification is required by any law or regulation governing the Company.

     No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                   ARTICLE IX
                       ACQUISITION, MERGER OR LIQUIDATION

     9.1 Acquisition.

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          (a) In the event that an acquisition occurs with respect to the
Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of such acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread"), determined by the Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Stock receivable upon exercise of the Options as being outstanding in determining the net amount per share.

          (b) For purposes of this section, an "acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel Options regardless of how the acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

          (c) Where the Company does not exercise its option under this Section
9.1 the remaining provisions of this Article IX shall apply, to the extent applicable.

     9.2 Merger or Consolidation. If the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of a reverse triangular merger and the Company's shareholders immediately prior to the merger and less than 50% of the value of the Company's stock immediately after the merger.

     9.3 Other Transactions. A merger and consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of a reverse triangular merger and the Company's shareholders immediately prior to the merger and less than 50% of the value of the Company's stock immediately after the merger) shall cause every Option outstanding hereunder to terminate on the third anniversary date of the effective date of such merger or consolidation. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate effective as of the date of such dissolution or liquidation of the Company. However, if the Optionee is offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, the Option shall remain exercisable upon its terms. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

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

                                   ARTICLE X
                             SECURITIES REGISTRATION

     10.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     10.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to exercise of the Option, to make a representation in writing
(i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein shall restrict the right of a person exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XI
                                 TAX WITHHOLDING

     Whenever shares of Stock are to be issued in satisfaction of Options exercised under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

                                  ARTICLE XII
                                 INDEMNIFICATION

     To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary Corporation may have to indemnify them or hold them harmless.

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                                  ARTICLE XIII
                               REQUIREMENTS OF LAW

     13.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

                                  ARTICLE XIV
                             EFFECTIVE DATE OF PLAN

     The Plan shall be effective on April 26, 2004.

                                   ARTICLE XV
                        NO OBLIGATION TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

     THIS STOCK OPTION PLAN was adopted by the Board of Directors of the Company on April 26, 2004.




                                       By: /s/ John R. McKowen
                                       -----------------------------------------
                                       John R. McKowen, CEO







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                                  NAVIDEC, INC.
                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement," is made as of _______________ between NAVIDEC, INC., a Colorado corporation (the "Company"), and ________________________ (the "Optionee").

     Pursuant to the terms of the Navidec, Inc. Stock Option Plan (the "Plan"), the Company hereby grants an option for the purchase of _____ shares of common stock of the Company (the "Stock") to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement (the "Option").

     1. Option Exercise Price. The Option exercise price is $_______ for each share of the Stock.

     2. Option Period. The Option period during which the Option may be exercised shall expire at 5:00 o'clock p.m., Denver time, on
_____________________.

     3. Exercise of Option.

          (a) The Option shall vest with respect to _____ shares of the Stock on the date hereof. Future additional vesting at a rate of _____ percent of the total number of shares of Stock subject to the Option upon each __________________ of _______, _______ and _______, provided that on such date the Optionee is then employed by the Company or any subsidiary thereof or is a member of the Company's Board of Directors, shall result in the cumulative total shares vested to be as follows:

                    Date                           Number of Shares
                    ----                           ----------------
          On ____________________                      _______
          On ____________________                      _______
          On ____________________                      _______

In the event that as of the date of this Agreement the Optionee is an employee of the Company or any subsidiary thereof, the Option shall, irrespective of the other provisions of this subsection (a) of this Section 3, continue to vest according to the above schedule notwithstanding the termination of the Optionee's employment with the Company if such termination is the result of the Optionee's retirement from the Company upon the Optionee having both reached the age of sixty and completed twelve years of service with the Company, provided that prior to the exercise of the Option the Optionee does not after such retirement become employed on a full-time basis by a competitor of the Company prior to reaching the age of sixty-five. In the event that as of the date of this Agreement the Optionee is a non-employee member of the Company's Board of Directors, the Option shall, irrespective of the other provisions of this subsection (a) of this Section 3, become fully vested upon the Optionee's retirement from the Company's Board of Directors after having completed at least five years of service to the Company.

          (b) To the extent vested, the Option will become exercisable on ___________ and may be exercised, to the extent vested, at any time during the period beginning __________________, and ending at 5:00 o'clock p.m., Denver time, on __________________, subject, however, to the further provisions of this
Section 3. The Option granted shall be void if not exercised during the option period.

          (c) The Option may be exercised, to the extent vested, by the Optionee or after the Optionee's death, by the person or persons to whom the Optionee's rights under the Option pass by will or the laws of descent and distribution, by the spouse or the descendants of the Optionee or by trusts for such persons, to whom or which the Optionee may have transferred the Option, or by legal representative of any of the foregoing. Any such transfer shall be made only in compliance with the Act and the requirements therefor as set forth by the Company.

          (d) This Option shall be exercisable by a written notice to the Company which shall:

               (i) State the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Stock are to be registered, his address and Social Security number (or if more than one, the names, addresses and Social Security numbers of such persons);

               (ii) Contain such representations and agreement as to the holder's investment intent with respect to the Stock for purposes of compliance with applicable securities laws as may be satisfactory to the Company's counsel; and

               (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

     Payment of the purchase price of shares of Stock with respect to which the Option is being exercised shall be by cash or certified check, previously acquired shares of Stock having a fair market value equal to the Option price or previously acquired shares of Stock having a fair market value less than the Option price, plus cash or certified check, or by the surrender of Option rights by the Optionee valued at the difference between the Option price plus income tax to be withheld, if any, and the fair market value of the stock and shall be delivered with the notice of exercise. The certificate or certificates for shares of Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          (e) The Option shall become fully vested and exercisable irrespective of the provisions of subsections (a) and (b) of this Section 3 either: (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of a reverse triangular merger and the Company's shareholders immediately prior to the merger own less than 50% of the value of the Company's stock immediately after the merger); (ii) upon termination of the Optionee's employment with the Company or a subsidiary thereof because of his death, disability or normal retirement upon reaching the age of sixty-five; or (iii) in the event that the Optionee is a non-employee member of the Company's Board of Directors, upon retirement from the Company's Board of Directors after reaching the age of seventy.

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

          (f) Irrespective of the other provisions of this Section 3, the Option shall terminate (i) on the third anniversary date of the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be the surviving corporation for purposes hereof if the Company or any of its subsidiaries is the survivor of reverse triangular merger and the Company's shareholders immediately prior to the merger own less than 50% of the value of the Company's stock immediately after the merger); or (ii) upon any termination of the employment of the Optionee the Company or a subsidiary of the Company for cause.

     4. Adjustments Upon Changes in Capitalization. Whenever a stock split, stock dividend or other relevant change in capitalization of the Company occurs, the number of shares of Stock that can thereafter be purchased, and the Option price per share, under each Option that has been granted and not exercised, shall be appropriately adjusted.

     5. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the address or addresses on file with the Company. Each notice shall be deemed to have been given on the date it is received, except that a written notice of exercise received by 5:00 o'clock p.m. Denver time on the next business day after the expiration of any option period hereunder, if such expiration date does not fall on a normal business day, shall be deemed to be received just prior to the expiration of such option period. Each notice to the Company shall be addressed to it at its principal office, attention of the Secretary. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     6. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Optionee's heirs, legal representatives and permitted transferees. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives and permitted transferees may have in respect to the Plan and the Option.

     7. Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company or by any Committee appointed by the Board for such purpose. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

     8. Controlling Documents. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.


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     IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

                                            NAVIDEC, INC.

                                            By:
                                            ------------------------------------



                                            OPTIONEE

                                            By:
                                            ------------------------------------















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